Q THERAPEUTICS, INC.
(A Development Stage Company)

Condensed Balance Sheets (Unaudited)

As of June 30, 2011 and December 31, 2010

	June 30,	December 31,
	2011	2010
Assets

Current assets:
Cash	$51,326	$422,198
Grants receivable, net of allowance for doubtful accounts of $14,531 as of June 30, 2011 and December 31, 2010	2,628	72,950
Other receivable	-	10,000

Total current assets	53,954	505,148

Property and equipment, net	42,824	54,025
Other assets	7,513	7,513

Total assets	$104,291	$566,686

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$351,842	$287,574
Accrued liabilities	62,030	54,351
Notes payable to stockholder	15,000	15,000

Total current liabilities	428,872	356,925

Commitments and contingencies

Stockholders' equity (deficit):
Series A1 convertible preferred stock: $0.0001 par value; 250,000 shares authorized; 250,000 shares outstanding	25	25
Series A2 convertible preferred stock: $0.0001 par value; 2,400,000 shares authorized; 2,022,190 shares outstanding	202	202
Series B convertible preferred stock: $0.0001 par value; 7,000,000 shares authorized; 4,102,654 and 4,083,197 shares outstanding, respectively	410	408
Common stock: $0.0001 par value; 20,000,000 shares authorized; 1,593,203 shares outstanding	159	159
Additional paid-in capital	15,238,659	15,179,369
Notes receivable from stockholders	(135,303)	(135,302)
Accumulated deficit	(15,428,733)	(14,835,100)

Total stockholders' equity (deficit)	(324,581)	209,761

Total liabilities and stockholders' equity (deficit)	$104,291	$566,686

See accompanying notes to condensed financial statements.

Q THERAPEUTICS, INC.
(A Development Stage Company)

Condensed Statements of Operations (Unaudited)

For the Six Months Ended June 30, 2011 and 2010 and for the
Period from March 28, 2002 (date of inception) through June 30, 2011

	For the Six	For the Six
	Months Ended	Months Ended	Cumulative
	June 30,	June 30,	From
	2011	2010	Inception

Grant revenue	$10,173	$50,907	$605,228
License revenue	14,400	29,800	132,900

	24,573	80,707	738,128

Operating expenses:
General and administrative	340,673	395,298	6,434,808
Research and development	277,430	281,206	8,716,167

Total operating expenses	618,103	676,504	15,150,975

Operating loss	(593,530)	(595,797)	(14,412,847)

Other income (expense):
Interest income	-	-	182,795
Interest expense	(1,691)	(2,484)	(1,347,780)
Other income	1,588	11,450	149,099

Total other income (expense), net	(103)	8,966	(1,015,886)

Loss before provision for income taxes	(593,633)	(586,831)	(15,428,733)

Provision for income taxes	-	-	-

Net loss	$(593,633)	$(586,831)	$(15,428,733)

See accompanying notes to condensed financial statements.

Q THERAPEUTICS, INC.
(A Development Stage Company)

Condensed Statements of Cash Flows

For the Six Months Ended June 30, 2011 and 2010 and for the
Period from March 28, 2002 (date of inception) through June 30, 2011

	For the Six	For the Six
	Months Ended	Months Ended	Cumulative
	June 30,	June 30,	From
	2011	2010	Inception

Cash flows from operating activities:
Net loss	$(593,633)	$(586,831)	$(15,428,733)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,829	24,144	362,725
Accretion of debt costs and beneficial conversion feature	-	-	940,819
Stock-based compensation	59,291	53,590	288,477
Bad debt expense	-	14,531	14,531
Decrease (increase) in:
Grants receivable	70,322	(65,627)	(17,159)
Other receivable	10,000	-	-
Prepaid expenses and other assets	-	1,769	(7,513)
Increase (decrease) in:
Accounts payable	64,268	(128,114)	351,842
Accrued liabilities	7,679	36,636	462,067

Net cash used in operating activities	(365,244)	(649,902)	(13,032,944)

Cash flows from investing activities:
Purchase of property and equipment	(5,628)	-	(405,329)

Cash flows from financing activities:
Proceeds from issuance of notes payable	-	15,000	4,880,000
Payments on notes payable	-	(40,000)	(75,000)
Proceeds from issuance of preferred stock	-	1,000,000	8,671,747
Proceeds from issuance of common stock	-	-	819
Proceeds from exercise of common stock options	-	-	9,800
Proceeds from exercise of preferred stock warrants	-	-	2,233

Net cash provided by financing activities	-	975,000	13,489,599

Net change in cash	(370,872)	325,098	51,326

Cash at beginning of the period	422,198	12,147	-

Cash at end of the period	$51,326	$337,245	$51,326

Supplemental disclosure of cash flow information:

Cash paid for interest	$1,691	$2,484	$6,924

Supplemental disclosure of noncash investing and financing activities:

   For the period from March 28, 2002 (date of inception) through June 30, 2011:

•	The Company issued 219,658 shares of Common Stock in exchange for technology valued at $220.
•	The Company converted $1,050,000 of notes payable and $29,691 of accrued interest to 482,008 shares of Series A2 Preferred Stock.
•	The Company converted $3,740,000 of notes payable and $370,346 of accrued interest to 1,787,104 shares of Series B Preferred Stock.
•	The Company issued 19,457 of Series B Preferred Stock in exchange for services provided, valued at $44,750.

 See accompanying notes to condensed financial statements.

Q THERAPEUTICS, INC.
(A Development Stage Company)

Notes to Financial Statements

1. Organization and Summary of Significant Accounting Policies
Organization
Q Therapeutics, Inc. (the Company) was incorporated on March 28, 2002 as a Delaware corporation.  The Company is a development stage company in the process of developing products to treat debilitating and fatal diseases of the central nervous system.

Unaudited Information
The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) on a basis consistent with the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information set forth therein. Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations, although the Company believes that the following disclosures, when read in conjunction with the annual financial statements and the notes thereto included in this filing, are adequate to make the information presented not misleading.  Operating results for the six months ended June 30, 2011, are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

Development Stage
For the period from March 28, 2002 (date of inception) through June 30, 2011, the Company has not generated any significant revenues and has been developing its products.  Therefore, the Company is considered to be in the development stage in accordance with the provisions of Accounting Standards Codification (ASC) Topic 915, Development Stage Entities.    As required by ASC Topic 915, cumulative amounts have been presented for the period from March 28, 2002 (date of inception) through June 30, 2011.

Q THERAPEUTICS, INC.
(A Development Stage Company)

Notes to Financial Statements
continued

1. Organization and Summary of Significant Accounting Policies Continued
Liquidity
Since entering the development stage, the Company has not generated revenues in excess of expenses and has been dependent on government grants and debt and equity raised from individual investors to sustain its operations. The Company’s products have not yet been approved by the U.S. Food and Drug Administration for commercial sale; therefore, the Company has not generated any revenues from product sales. The Company has incurred losses and used cash in operating activities since inception. As of June 30, 2011, the Company had an accumulated deficit of $15,428,733, and negative working capital. On August 30, 2011, the Company raised bridge financing totaling $450,000 and on October 13, 2011, the Company raised $3,803,047 in connection with a reverse merger with Grace 2, Inc.  As a result, the negative factors above have been mitigated and there does not appear to be substantial doubt about the Company’s ability to continue as a going concern through at least June 30, 2012. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Key management estimates include allowances for doubtful accounts, useful lives for property and equipment, valuation allowances for net deferred income tax assets, and valuation of stock-based awards.

Concentrations of Credit Risk
The Company maintains its cash in bank deposit accounts which, at times, exceed federally insured limits.  To date, the Company has not experienced a loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be impacted by adverse conditions in the financial markets.

Cash Equivalents
The Company considers all highly liquid investments with original maturities to the Company of three months or less to be cash equivalents.  As of June 30, 2011 and December 31, 2010, the Company did not have any cash equivalents.

Q THERAPEUTICS, INC.
(A Development Stage Company)

Notes to Financial Statements
continued

1. Organization and Summary of Significant Accounting Policies Continued
Grants Receivable
The Company applies for research grants generally as a sub-recipient to grants funded by government agencies through research universities.  The Company records its grants receivable in accordance with the provisions of the grant agreement.  The Company’s grants receivable are considered past due when payment has not been received within 30 days of the invoice date. The amounts of the specific reserves are estimated by management based on various assumptions including the age of the individual grant receivable, as well as changes in payment schedules and histories. Grants receivable balances are charged off against the allowance for doubtful accounts when the potential for recovery is remote.  Recoveries of receivables previously charged off are recorded when payment is received.

Stock-Based Compensation
The Company calculates the estimated fair value of its stock options and warrants on the grant date using the Black-Scholes option-pricing model and recognizes the estimated fair value as compensation expense on a straight-line basis over the vesting period.  The volatility assumption used in the Black-Scholes option-pricing model is based on the volatility of publicly trading companies in the same industry as the Company.  The expected term of the options and warrants granted represent the period of time that the options granted are expected to be outstanding.  The risk free rate for periods within the contractual life of the option and warrant is based on the U.S. treasury securities constant maturity rate that corresponds to the expected term in effect at the time of grant.

Net Loss Per Common Share
Basic net income or loss per common share (“Basic EPS”) is computed by dividing net income or loss by the weighted average number of common shares outstanding. Diluted net income or loss per common share (“Diluted EPS”) is computed by dividing net income or loss by the sum of the weighted average number of common shares outstanding and the dilutive potential common share equivalents then outstanding. Potential common share equivalents consist of the weighted average number of shares issuable upon the exercise of outstanding stock options and warrants to acquire common stock, and shares issuable upon conversion of preferred stock. If the potential common share equivalents are dilutive, the Company computes Diluted EPS using the treasury stock method.

Due to the fact that for all periods presented the Company has incurred net losses, common share equivalents of 8,313,772 and 7,560,088 for the six months ended June 30, 2011 and 2010, respectively, are not included in the calculation of Diluted EPS because they are anti-dilutive.

Q THERAPEUTICS, INC.
(A Development Stage Company)

Notes to Financial Statements
continued

2. Stockholders’ Equity (Deficit)
Common Stock
The Company is authorized to issue 20,000,000 shares of common stock, of which 250,000, 2,022,190, and 4,102,654 are reserved for issuance upon conversion of the Series A1 Preferred Stock, Series A2 Preferred Stock, and series B Preferred Stock, respectively.  In addition, a sufficient number of shares of common stock have also been reserved for issuance pursuant to the Company’s 2002 Stock Incentive Plan, as amended as well as to permit the exercise in full of all outstanding warrants.

Rights and Preferences of Convertible Series A1, A2, and B Preferred Stock

•     Dividend rights – Series A1, A2 and B Preferred Stockholders are entitled to receive dividends, when, as and if declared by the board of directors.  Dividends to Series B Preferred Stockholders are payable in preference and priority to any declaration or payment to Series A1 and A2 Preferred Stockholders and Common Stockholders.  Series A2 Preferred Stockholders are paid in preference and priority to any declaration or payment to series A1 Preferred Stockholders and Common Stockholders.  Dividends to Series A1 Preferred Stockholders are paid in preference and priority to any declaration or payment to Common Stockholders.

•     Voting rights – The holders of each series of Convertible Preferred Stock and Common Stock vote together as one class.  The Preferred Stockholders are entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock could be converted.

•     Liquidation preference – First, any net proceeds shall be applied to the redemption of any outstanding Series B Preferred Stock; secondly to the redemption of any outstanding Series A1 and A2 Preferred stock; and finally any remaining proceeds shall be paid ratably to the Common Stockholders and Preferred Stockholders, on an as-if-converted to Common Stock basis.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
continued

2. Stockholders’ Equity (Deficit) Continued
•     Redemption rights – At any time after the fifth anniversary of the Series B Preferred Stock original issue date (February 14, 2008), at the written election of the holders of the majority of the Series B Preferred Stock, the Company shall redeem all outstanding shares of Series B Preferred Stock in three annual installments with the first installment within 30 days after the Company receives the notice of the call for redemption and the second and third installment on the first and second anniversaries of such dates.  In addition, at any time after the fifth anniversary of the Series B Preferred Stock, at the written election of two thirds of the holders of the Series A2 Preferred Stock, the Company shall redeem all outstanding shares of Series A2 Preferred Stock in three annual installments with the first installment within 30 days after the Company receives the notice of the call for redemption and the second and third installment on the first and second anniversaries of such dates.

In the event of a redemption call, all Series B and A2 Preferred Shares shall be redeemed at the respective series original issue price, plus all dividends declared but unpaid.

The Preferred Stock is not mandatorily redeemable and thus has been recorded in the equity section of the balance sheet as management believes the redemption of these shares is not probable.

•     Conversion rights – Each share of Preferred Stock shall be convertible, at the option of the holder, at any time after the date of issuance into the number of Common Shares determined by dividing the original issue price for the relevant series by the conversion price for such series. In addition, shares of each series of Preferred Stock shall automatically convert as certain events occur.

Issuance of Series B Preferred Stock During the six months ended June 30, 2011, the Company issued 19,457 shares of Series B Preferred Stock in exchange for services provided, valued at $44,750.

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
continued

3. Stock Options and Warrants
Stock Options
The Company’s stock option plan, originally approved on April 10, 2002 and subsequently amended (the Plan), provides for the grant of incentive options, nonqualified options, and shares of restricted stock. Under the terms of the Plan, there are 2,120,000 common shares available for grant to employees, officers, directors and consultants. The Board of Directors determines the terms of each grant. Generally, the options have a vesting period of 4 years with 25% vesting after the first year of service and monthly thereafter, and have a ten-year contractual life. Certain stock options have provisions to accelerate vesting upon the occurrence of certain events. There are 105,690 shares available for grant under the Plan as of June 30, 2011.

Stock-based compensation for the six months ended June 30, 2011 and 2010 was $14,541 and $53,590, respectively.  As of June 30, 2011, the Company had $25,368 of unrecognized stock-based compensation costs related to non-vested awards that will be recognized over a weighted-average period of 0.85 years.

The fair value of each stock-based compensation award granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

Risk-free interest rate	2.61 - 3.36%
Expected stock price volatility	62.19%
Expected dividend yield	0%
Expected life of options	5.5 – 6.5 years

Warrants
In connection with certain preferred stock offerings and debt issuances, the Company has issued warrants to purchase preferred stock. The following summarizes information about preferred stock warrants as of June 30, 2011:

	Year of	Number	Exercise
Warrants to Purchase	Expiration	of Shares	Price

Series A2 Preferred Stock warrants, issued in conjunction with convertible debt in 2008	2015	61,384	$0.10

Series B Preferred Stock warrants, issued in conjunction with convertible debt in 2008	2015	380,583	$2.24

Series B Preferred Stock warrants, issued in conjunction with series B Preferred Stock purchase agreement	2017	88,862	$1.15

		530,829

Q THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
continued

4. Related-Party Transactions
On June 1, 2009, the Company entered into a note payable agreement with a company who is a stockholder for $40,000, with an interest rate of 6% per annum and a maturity date of July 1, 2010.  The note along with interest of $2,484 was paid in full in June 2010.

On December 23, 2009, the Company entered into a note payable agreement with a stockholder for $15,000, with an interest rate of 6% per annum and a maturity date of December 31, 2010.  The note along with accrued interest of $918 was exchanged for 4,348 shares of Series B Preferred Stock in December 2010.

On January 9, 2010, the Company entered into an unsecured note payable agreement with a stockholder for $15,000 with an interest rate of 6% per annum and a maturity date of December 31, 2010.  The note remains outstanding as of June 30, 2011.

5. Subsequent Events
As of October 13, 2011, the Company closed on a private placement of its securities solely to accredited investors. The offering was conducted on a best efforts basis, whereby the Company offered for sale a minimum of 3,000,000 and a maximum of 6,000,000 Units, each Unit consisting of one share of common stock, one 7-year common stock purchase warrant exercisable at $1.00 per share, and one 7-year common stock purchase warrant exercisable at $2.00 per share.  The total Units sold, was 3,803,047 to 12 accredited investors.  The Company raised an aggregate of $3,803,047.

On August 30, 2011, the Company received approximately $450,000 in bridge financing, which includes $90,000 in credit towards the advancement of consulting fees.  The bridge loans are evidenced by 15% interest bearing secured convertible promissory notes (Notes) and a 7-year stock purchase warrant at a strike price of $1.00 per share.  An automatic conversion feature is in place for each Note, whereby upon the attainment of the Company’s Private Placement Offering’s minimum raise amount of $3,000,000, each Note’s outstanding principal and interest balance automatically converts into common stock of Q Therapeutics, Inc. at the same purchase price and upon the same terms as investors in the Company’s Private Placement Offering.

The Company completed a merger on October 13, 2011 with Grace 2, Inc. This transaction is expected to be accounted for as a reverse acquisition.